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                                                                    Exhibit 15
                                                                    ----------

COOPERS
& LYBRAND



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549


Gentlemen and Ladies:


        Re:  Pacific Telesis Group Registration on Form S-8 of
              Pacific Telesis Group 1994 Stock Incentive Plan
             -------------------------------------------------

We are aware that our report dated May 13, 1994 on our review of interim financial information of Pacific Telesis Group for the period ended March 31, 1994 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Very truly yours,



Coopers & Lybrand
San Francisco, California
July 1, 1994